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          BY-LAWS OF THE AMERICAN LIFE INSURANCE COMPANY OF NEW YORK

                    AS AMENDED, EFFECTIVE NOVEMBER 20, 1989


These By-Laws supersede all By-Laws of The American Life Insurance Company of New York heretofore in effect.

                               ARTICLE I. OFFICE

SECTION 1. LOCATION. The home office of The American Life Insurance Company of New York (the Company) shall be located in the State of New York. The Company may have such other offices as may be necessary for the conduct of its business.

                     ARTICLE II. MEETINGS OF STOCKHOLDERS

SECTION 1. ANNUAL MEETINGS. The Annual Meeting of Stockholders for the election of Directors and for the transaction of general business shall be held on a date designated by the Board of Directors which shall be a working day in April.

         If the election of such Directors shall not be held on the day designated for any annual meeting or upon any adjourned date hereof, the Board of Directors shall forthwith call a meeting of the stockholders of the Company for the purpose of electing such Directors. If such meeting shall not be called within one month, or if there by a failure to elect Directors, any stockholder of the Company may call a meeting for such purpose as by statute in such case provided. At such meeting the stockholders may elect such Directors and transact other business with the same force and effect as at an annual meeting duly called and held.

SECTION 2. SPECIAL MEETINGS. Special meetings of the stockholders, for any purpose or purposes except as otherwise provided by statute may be called by the Board of Directors or by the Chairman of the Board, the President or the Secretary at the request in writing of a majority of the Board of Directors then in office, or at the request in writing of stockholders owning at least one-fifth in amount of the entire capital stock of the Company issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the meeting.

SECTION 3. NOTICE OF MEETINGS. Notice of the time and place of holding each annual and special meeting of the stockholders shall be in writing and signed by the President or a Vice President or the Secretary or an Assistant Secretary and copy thereof shall be served, or an Assistant Secretary and copy thereof shall be served, either personally or by mail, upon each stockholder of record entitled to vote at such meeting, not less than ten or more than forty days before the meeting, and if mailed, it shall be directed to such stockholder at his address as it appears on the books of the Company unless he shall have filed with the secretary of the Company a written request that notices intended for him be mailed to some other address, in which case it shall be mailed to the address designated in such request.

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     The notice of every special meeting, besides stating the time and place of such meeting, shall state the purpose or purposes thereof, and no business other than that specified in such notice or germane thereto shall be transacted at the meeting.

SECTION 4. PLACE OF MEETING. Every meeting of the stockholders shall be held at the principal office of the Company in the State of New York, or at such other place as shall be designated by the Board of Directors and stated in the notice thereof.

SECTION 5. WAIVER OF NOTICE. Whenever under the provisions of any corporate law governing the Company or its By-Laws, the Company is authorized to take any action after notice to tits stockholders or after the lapse of a prescribed period of time, such action may be taken without notice and without the lapse of any period of time, if at anytime before or after such action be completed such action be authorized or approved, and such requirements be waived in writing by every stockholder of the Company entitled to participate in such action, or by his attorney thereunto authorized.

SECTION 6. QUORUM. At every meeting of the stockholders of the Company, except as otherwise provided by law, the holders of a majority of the issued and outstanding shares of capital stock of the Company, present in person or by proxy and entitled to vote thereat, shall constitute a quorum for the transaction of business. In the absence of a quorum a majority in interest of the stockholders so present or represented and entitled to vote may adjourn the meeting from time to time and place to place until a quorum is obtained, an the meeting may be held as adjourned without further notice. At any such adjourned meeting at which a quorum is present any business may be transacted which might have been transacted at the meeting as originally called.

SECTION 7. ORGANIZATION. At every meeting of the stockholders, the Chairman of the Board, or in the Chairman of the Board's absence, the President or the Chairman of the Executive Committee, shall act as chairman of the meeting. The Secretary of the Company or, in the Secretary's absence, one of the Assistant Secretaries of the Company shall act as secretary of the meeting. IN case none of the officers above designated to act as chairman or secretary of the meeting respectively shall be present, a chairman or secretary of the meeting, as the case may be shall be chosen by a majority in interest of the stockholders present in person or by proxy and entitled to vote at the meeting.

SECTION 8. VOTING. AT every meeting of the stockholders, every stockholder of record as provided in Section 6 of Article XI of these By-Laws shall be entitled to one vote in person or by proxy for every share of the capital stock of the Company standing in his name on the books of the Company. Shares of capital stock of the Company belonging to the Company shall not be voted upon directly or indirectly. Every proxy must be executed in writing by the stockholder or by his duly authorized attorney and must be delivered to the secretary of the meeting. No proxy shall be valid after the expiration of eleven months from the date of its execution unless the stockholder executing it shall have specified therein its duration. At all meetings of the stockholders, a quorum being present, all matters except as otherwise provided by law, or the Charter of the Company, or these By-Laws shall be decided by a majority in interest of the stockholders of the Company present in person or by proxy and entitled to vote. A complete list

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of the stockholders entitled to vote, arranged in alphabetical order and indicating the number of shares held by each, shall be prepared and shall be available at all meetings of the stockholders of the Company.

SECTION 9. INSPECTORS OF ELECTION. At every meeting of the stockholders the chairman of the meeting shall appoint two inspectors of election. No Director or officer of the Company shall be eligible to election or appointment as inspector. The inspectors appointed to act at any meeting of the stockholders, before entering upon the discharge of their duties, shall take and subscribe on oath to execute the duties of inspectors at such meeting with strict impartiality, and according to the best of their ability, and shall make a certificate of the result of the vote taken.

                            ARTICLE III. DIRECTORS

SECTION 1. ELECTION OF DIRECTORS. The Board may appoint a Committee. The Committee shall consist of at least five members.

     Such Committee shall propose a slate of Directors for consideration at the annual meeting of stockholders as the Administration Ticket.

     The Board shall nominate candidates as the Administration Ticket for every vacancy to be filled at the election of Directors, and shall appoint three person, jointly or severally, to receive proxies to be voted for such nominees.

     The election of Directors shall be held annually, as prescribed by law, during the month of April at the annual meeting of the stockholders of the Company on a date designated by the Board of Directors.

SECTION 2. NUMBER. The number of Directors constituting the entire Board of Directors shall not be less than thirteen nor more than twenty-four. The Board of Directors by resolution may from time to time, within the limits fixed by these By-Laws, determine the number of Directors constituting the entire Board and until so fixed such number shall be twenty-four provided that such resolution shall require the favorable vote of a majority of the entire Board and that no decrease in the number shall shorten the term of any incumbent Director. At least two officers of the Company shall be members of the Board.

SECTION 3. POWERS AND DUTIES OF THE BOARD OF DIRECTORS. The business and affairs of the company shall be managed by the Board of Directors, which may adopt such rules and regulations for that purpose and for the conduct of its meetings as it may deem proper. In addition to the powers and authority expressly conferred upon it by these By-Laws, the Board of Directors may exercise all such powers of the Company and do all such lawful acts and things as are allowed by the Charter or by law.

SECTION 4. QUORUM. A majority of the total number of Directors shall constitute a quorum to do business. A number less than a quorum may meet and adjourn from time to time until a quorum is present. In order for a vote to constitute an action by the Board of Directors, it must

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be agreed upon by a majority of those present and voting. This limitation shall also apply to "Director Action without Meeting," as set forth in
Section 10 of this Article.

SECTION 5. ANNUAL MEETING OF THE BOARD OF DIRECTORS. The first meeting of the Board of Directors held after the annual election of such Directors, shall be called the Annual Meeting and shall be held for the purpose of organization, the election or appointment of officers, and the transaction of such other business as may be stated in the notice thereof.

SECTION 6. REGULAR MEETINGS. In addition to the annual meeting of the Board of Directors, at least three regular meetings shall be held in each year at such time and place as may be determined by resolution of the Board in accordance with the Insurance Law of the State of New York. No less than one week written notice shall be given for any regular meeting. Except as otherwise provided by law, any business may be transacted at any regular meeting.

SECTION 7. SPECIAL MEETINGS. Special meetings of the Board of Directors may, unless otherwise prescribed by law, be called from time to time by the Chairman of the Board, the Chief Executive Officer or the Executive Committee.

SECTION 8. NOTICE OF SPECIAL MEETINGS. Notice of the time and place of each special meeting of the Board, other than any meeting the giving of notice of which is otherwise prescribed by law, shall be given to each Director at least one week prior to the date of such meeting.

SECTION 9. COMPENSATION OF DIRECTORS AND MEMBERS OF COMMITTEES. Directors and members of the Committees of the Board, and members of Committees appointed by the Board, shall receive compensation for services to the Company and reimbursement for expenses incurred on behalf of the Company in such amounts and such manner as may be authorized by the Board from time to time.

SECTION 10. DIRECTOR ACTION WITHOUT MEETING. Any action required or permitted to be taken by the Board of Directors or any Committee thereof may be taken without a meeting if all members of the Board or Committee, as the case may be, consent in writing to the adoption of a resolution authorizing the action; provided, that the procedures set forth in this paragraph shall not be used in lieu of a regularly scheduled meeting. The resolution or resolutions and the written consent thereto by the members of the Board or Committee shall be filed with the minutes of the proceedings of the Board of Directors.

SECTION 11. PARTICIPATION BY TELEPHONE. Any one or more members of the Board of Directors or of any Committee thereof may participate in a meeting of such Board of Directors or Committee by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.

                             ARTICLE IV. COMMITTEES

SECTION 1. COMMITTEES. At any regular or special meeting called for the purpose, the Board of Directors, by resolution adopted by a majority of the entire Board, may designate from among

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its members an Executive Committee and other Committees (in addition to the
Committee provided in Article III, Section 1), each consisting of five or more Directors and each of which, to the extent provided in the resolution shall have all the authority of the board relating to the portions of the business and affairs of the Company which are under its control and supervision, except that no such Committee shall have authority as to the following matters:

1.   The filling of vacancies in Board of Directors or in any Committee.
2. The fixing of compensation of the Directors for serving on the Board or any Committee.
3.   The amendment or repeal of the By-Laws, or the adoption of any By-Laws, or
4. The amendment or repeal of any resolution of the Board which by its terms shall not be so amendable or repealable.

SECTION 2. MEMBERSHIP. The membership of each Committee, and quorum requirements, shall be as specified by the Board. Actions taken by a Committee must be by majority vote of Committee members present.

                              ARTICLE V. OFFICERS

SECTION 1. DESIGNATION. At the first meeting following the annual election of Directors, the Board shall appoint a Chairman of the Board, a President and Secretary, and may appoint a Vice Chairman of the Board, and such other Officers as the Board shall determine, each of whom shall hold office at the pleasure of the Board. Any one person may hold any two or more such offices, except that no person may hold the office of both President and Secretary. The Chairman of the Board or the President shall be the Chief Executive Officer of the Company as the Board from time to time shall determine.

     The Board may, at any meeting, appoint such officers whose appointment is not otherwise provided for, or as may be deemed necessary and may define their duties.

SECTON 2. REMOVAL. All officers appointed by the Board are subject to removal by a majority vote of the Directors present at a meeting of the Board.

              ARTICLE VI. NEGOTIABLE INSTRUMENTS, CONTRACTS, ETC.

SECTION 1. SIGNATURE ON CHECKS, ETC. All checks, drafts, bills of exchange, notes or other obligations or orders for the payment of money shall signed by in the name of the Company by such officer or officers, person or persons as the Board of Directors may from time to time designate by resolution.

SECTION 2. EXECUTION OF CONTRACTS, DEEDS, ETC. The Board of Directors or the Executive Committee may authorize any officer or officers, agent or agents, in the name of and on behalf of the Company, to enter into or execute and deliver any and all deeds, bonds, mortgages, contracts and other obligations or instruments and to vote on behalf of the Company shares of stock of other domestic or foreign corporations standing in the name of the Company and such authority may be general or confined to specific instances.

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                          ARTICLE VII. CORPORATE SEAL

The Seal of the Company shall be circular in form and shall contain the name of the Company.

                           ARTICLE VIII. FISCAL YEAR

The fiscal year of the Company shall be from the 1st day of January to the 31st day of December, inclusive, in each year.

                          ARTICLE IX. INDEMNIFICATION

SECTION 1. (a) The Company shall to the fullest extent permitted by law indemnify any person made, or threatened to be made a party to any threatened, pending or completed action, suit or proceeding ,whether civil, criminal, administrative or investigative, including an action by or in the right of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise for which any company person served in any capacity to procure a judgment in its favor against any such person serving them in any capacity at the request of the company, by reason of the fact that such person is or was a Director, officer, employee or agent of the Company, or is or was serving at the request of the Company in any capacity for another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against judgments, fines amounts paid in settlement and reasonable expenses, including attorneys' fees actually and reasonably incurred by the person in connection with such action, suit or proceeding, or any appeal therein, if the person acted in good faith and for a purpose which the person necessarily believed to be in, or, in the case of service for any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise, not opposed to, the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe said conduct was unlawful.

     (b) The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and for a purpose which the person reasonably believed to be in, or, in the case of service for any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, not opposed to, the best interests of the Company, and, with respect to any criminal action or proceeding, that the person had reasonable cause to believe that such conduct was unlawful.

     (c) The Company shall to the fullest extent permitted by law indemnify any person made, or threatened to be made, a party to an action by or in the right of the Company to procure a judgment in its favor by reason of the fact that such person is or was a Director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director or officer of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against amounts paid in settlement and reasonable expenses, including attorneys' fees, actually and necessarily incurred by the person in connection with

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          the defense or settlement of such action, or in connection with an appeal therein, if such Director or officer acted, in good faith and for a purpose which the person reasonably believed to be in, or, in the case of service for any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise, not opposed to, the best interests of the Company, except that no indemnification under this subsection shall be made in respect of (i) a threatened action, or a pending action which is settled or otherwise disposed of, or (ii) any claim, issue or matter as to which such person shall have been adjudged to be liable to the Company, unless and only to the extent that the court in which the action was brought, or, if no action was brought, any court of competent jurisdiction, determines upon application that, in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such portion or the settlement amount and expenses as the court deems proper.

     (d) For purposes of this Section, the Company shall be deemed to have requested a person to serve an employee benefit plan where the performance by such person of the person's duties to the Company also imposes duties on, or otherwise involves services by, such person to the plan or participants or beneficiaries of the plan; excise taxes assessed on a person with respect to an employee benefit plan pursuant to applicable law shall be considered fines; and action taken or omitted by a person with respect to an employee benefit plan in the performance of such person's duties for a purpose reasonably believed by such person to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is not opposed to the best interests of the Company.

SECTION 2. A person who has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 1 of this Article or in defense of any claim, issue or matter therein, shall be entitled to indemnification as authorized in Section 1 without the necessity of any determination of the nature described in Section 3.

SECTION 3. In cases not covered by Section 2, any indemnification under Section 1 of this Article or as otherwise permitted (unless ordered by a court) shall be made by the Company only as authorized in the specific case upon a determination that indemnification of the Director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in said Section 1 or otherwise permitted. Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of Directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of Independent Directors so directs, by independent legal counsel (compensated by the Company) in a written opinion.

SECTION 4. Expenses incurred in defending a civil, criminal, administrative or investigative action, suit or proceeding, or threat thereof, may be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the Director, officer, employee or agent to repay such amount if it is ultimately determined that such person is not entitled to be indemnified by the Company as authorized in this Article, or

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where indemnification is granted, to repay any amount by which the expenses advanced by the Company exceed the indemnification to which such person is entitled.

SECTION 5. The indemnification provided by this Article shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any agreement, vote of Independent Directors or otherwise, both as to action in this official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be Director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person, provided that no indemnification may be made to or on behalf of any person if a judgment or other final adjudication adverse to the person establishes that the person's acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that the person gained in fact a financial profit or other advantage to which the person was not legally entitled.

SECTION 6.  The Company may purchase and maintain insurance:

     (a) To indemnify the company for any obligation which it incurs as a result of the indemnification of any Director, officer, employee or agent under the provisions of this Article.

     (b) To indemnify Directors, officers employees or agents in instances in which they may be indemnified by the Company under the provisions of this Article.

     (c) To indemnify Directors, officers, employees or agents in instances in which they may not otherwise be indemnified by the Company under the provisions of this Article provided the contract of insurance covering such Directors and officers provides, in a manner acceptable to the Superintendent of Insurance, for a retention amount and for coinsurance.

SECTION 7. No payment of indemnification shall be made under this Article unless a notice has bee filed with the Superintendent of Insurance, not less than thirty days prior to such payment, specifying the person or persons to be paid, the amounts to be paid, the manner in which such payment is to be authorized and the nature and status, at the time of such notice, of the litigation or threatened litigation.

SECTION 8. The provisions of this Article shall be deemed retroactive and include all acts, as consistent herein with the other sections of this Article IX of the Directors, officers, employees or agents of the Company since the date of incorporation.

                              ARTICLE X. POLICES

         All policies shall be valid when signed by the Chairman of the Board, President, a Vice President, and Attorney-in-fact or any other duly authorized official or agent of the Company, and, where required by law, such policies may be attested and sealed with the seal of the Company.

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     The Chairman of the Board, President or a Vice President or any person designated by them may appoint and authorize Attorneys-in-fact, officials and agents of the Company to accomplish the purposes set forth in this Article.

                        ARTICLE XI. STOCK CERTIFICATES

Section 1. FORM OF STOCK CERTIFICATES. The stock of the Company shall be represented by certificates signed by the President or a Vice President and the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer, and sealed with the seal of the Company. Such seal may be a facsimile, engraved or printed. Where any such certificate is signed by a transfer agent or transfer clerk and by a registrar, the signatures of the President, Vice President, Secretary, Assistant Secretary, Treasurer or Assistant Treasurer upon such certificate may be facsimiles, engraved or printed. In case any such officer who has signed or shoes facsimile signature has been place upon such certificate shall have ceased to be such before such certificate is issued, it may be issued by the company with the same effect as if such officer had not ceased to be such at the date of its issue.

SECTION 2. TRANSFERS OF STOCK. Transfers of shares of stock of the Company shall be made only on the books of the Company by the holder thereof or by his attorney thereunto authorized by a power of attorney duly executed and acknowledged and filed with the Treasurer of the Company, or its transfer agent, and upon surrender of the certificate or certificates for such shares properly endorsed. A person in whose name shares of stock of the Company stand on the books of the Company shall be deemed the owner thereof as regards the Company. No transfer of shares of stock of the Company shall be valid as against the Company, its stockholders and creditors for any purpose except to render the transferee liable for debts of the Company to the extent provided by law until it shall have been entered in the stock books of the Company by an entry showing from and to whom transferred and until ten days after written notice of such transfer shall have been filed in the office of the Superintendent of Insurance of the State of New York.

SECTION 3. DIVIDENDS. No cash dividend shall be paid to stockholders unless a notice of the intention of the Board of Directors to declare such dividend and the amount thereof shall have been filed with Superintendent of Insurance of the State of New York not less than thirty days in advance of such proposed declaration, nor if the Superintendent within thirty days after such filing gives written notice to the Company of his disapproval of such payment.

SECTION 4. LOST, DESTROYED AND MUTILATED CERTIFICATES. The holder of any shares of stock of the Company shall immediately notify the Company of any loss, destruction or mutilation of the certificate therefore, a new certificate may be issued upon such terms as the Board of Directors shall prescribe, and the Board of Directors may, in its discretion, as a condition to the issue of any such new certificate, require the owner of the lost or destroyed certificate or his legal representatives to make proof satisfactory to the Board of Directors of the loss or destruction thereof and to give the Company a bond in such sum, containing such terms and provisions and with such surety or sureties, as the Board of Directors may direct.

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SECTION 5. REGULATIONS. The Board of Directors may make such rules and regulations as it may deem expedient, not inconsistent with these By-Laws or with the Charter of the Company, concerning the issue, transfer and registration of certificates for shares of stock of the Company. It may appoint a transfer agent or transfer clerk or a registrar of transfers or both, and it may require all certificates to bear the signature of either or both.

SECTION 6. TRANSFER BOOKS. The books for the transfer of the shares of stock of the Company may be closed during a period of not exceeding forty days prior to meetings of the stockholders, or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, as the Board of Directors shall determine, and during the period so determined no transfer of shares of stock on the books of the Company may be made. In lieu of prohibiting the transfer of shares of stock of the Company the Board of Directors may fix a day not more than forty days prior to the day of holding any meetings of stockholders, or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, as the day as of which stockholders entitled to notice of and to vote at such meeting shall be determined, or as a record date for the determination of stockholders entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock, and in such case all persons who were holders of record of such stock of the Company at the close of business on such day and no other shall be entitled to notice of or to vote at such meeting, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of stock on the books of the company after any such record date fixed as aforesaid.

                         ARTICLE XII. ACUTE EMERGENCY

         During a period of acute emergency, as defined in Article 7-A of Chapter 1 of Title 26 of the Unconsolidated Laws of the State of New York, all of the provisions of such Article 7-A shall apply.

                           ARTICLE XIII. AMENDMENTS

         Except as otherwise provided by law, these By-Laws may be amended, added to, altered or repealed, or new By-Laws may be adopted, at any regular or special meeting of the Board of Directors at which a quorum is present, by the affirmative vote of a majority of the Directors then in office, and upon the approval in writing by the Superintendent of Insurance, pursuant to New York Insurance Law.